Exhibit  23.1



                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Maverick Tube Corporation 2004 Omnibus Incentive Plan and the Maverick Tube Corporation 2004 Stock Incentive Plan for Non-Employee Directors of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of Maverick Tube Corporation incorporated by reference in its Annual Report on Form 10-K/A for the year ended December 31, 2003, filed with the Securities and Exchange Commission.




                                            /s/ Ernst & Young LLP


St. Louis, Missouri
May 11, 2004